As filed with the Securities and Exchange Commission on March 22, 2001.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------
                               CAMBREX CORPORATION
               (Exact name of issuer as specified in its charter)


                Delaware                           22-2476135
        (State of Incorporation)                (I.R.S. Employer
                                               Identification No.)


                              One Meadowlands Plaza
                        East Rutherford, New Jersey 07073
                                 (201) 804-3000
          (Address and telephone number of principal executive offices)

             CAMBREX CORPORATION 1998 PERFORMANCE STOCK OPTION PLAN
                  CAMBREX CORPORATION 2000 EMPLOYEE PERFORMANCE
                                STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Peter E. Thauer
                                    Secretary
                              One Meadowlands Plaza
                        East Rutherford, New Jersey 07073
                                 (201) 804-3000
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

 Title of Securities to be Registered        Amount to be        Proposed Maximum      Proposed Maximum          Amount of
                                              Registered        Offering Price Per    Aggregate Offering      Registration Fee
                                                                     Share(1)              Price (2)
 Cambrex Corporation 1998                      600,000                $43.57              $26,142,000            $6,535.50
 Performance Stock Option Plan
 Class A Common Stock, par value $.10
  per share
                                               -------                ------              -----------            ---------
 Cambrex Corporation 2000 Employee             500,000                $43.57              $21,785,000            $5,446.25
 Performance Stock Option Plan
 Class A Common Stock, par value
  $.10 per share
                                               -------                ------              -----------            ---------
        Total Registration Fee:                                                                                  $11,981.75
                                               -------                ------              -----------            ---------

(1) Estimated solely for the purposes of calculating the amount of the registration fee, based on the average high and low prices for Cambrex Corporation's Class A Common Stock as reported on the New York Stock Exchange on March 19, 2001.

(2) The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents the sum of the aggregate exercise price of all options registered hereunder available for future grant under the Plans.

                                     PART I

ITEM 1.  PLAN INFORMATION

                  This Registration Statement relates to the registration of 600,000 shares of Class A Common Stock, $.10 par value per share (the "Common Stock"), of CAMBREX CORPORATION (the "Registrant") awarded under the Cambrex Corporation 1998 Performance Stock Option Plan and 500,000 shares of Common Stock under the Cambrex Corporation 2000 Employee Performance Stock Option Plan (together, the "Plans"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073 (telephone: 201-804-3000).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act.

         3. The description of the Registrant's Capital Stock contained in the registration statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


All documents, filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be titled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

                  The Registrant's Restated Certificate of Incorporation provides for indemnification of the Registrant's officers and directors to the fullest extent permitted by the DGCL. The Registrant has purchased directors' and officers' liability insurance covering liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

                  The Registrant's Bylaws provide a right to indemnification for expenses, attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by any director or officer by reason of the fact that the director or officer is or was serving or has agreed to serve at the request of the Registrant as a director or officer of the Registrant or as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust or other enterprise, if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, that the director or officer had no reasonable cause to believe that his conduct was unlawful. In an action by or in the right of the corporation, such indemnification shall be limited to expenses actually and reasonably incurred by such indemnified party in defense or settlement of such action and no indemnification shall be made in respect of any matter as to which such indemnified party shall have been adjudged to be liable to the corporation, unless the Delaware Chancery Court determines otherwise. The Registrant's Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

5 Opinion of General Counsel of the Registrant as to the legality of the Registrant's Common Stock.

23.1 Consent of General Counsel of the Registrant (included in the Opinion filed as Exhibit 5 hereto).

23.2 Consent of Pricewaterhouse Coopers L.L.P., independent auditors.

24 Power of Attorney (set forth on the signature page hereof).

99.1                       Cambrex Corporation 1998 Performance Stock Option
                           Plan.

99.2                       Cambrex Corporation 2000 Employee Performance Stock
                           Option Plan.

ITEM 9.  UNDERTAKINGS.

(1)      The Registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above-mentioned provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on this 22nd day of March, 2001.

                                    CAMBREX CORPORATION

                                    By:  /s/      Peter E. Thauer
                                         ------------------------------------
                                         Peter E. Thauer
                                         Vice President-Law and Environment,
                                         General Counsel and Secretary


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby severally constitutes and appoints Cyril C. Baldwin, James A. Mach and Douglas H. MacMillan and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

         SIGNATURE                               TITLE                                  DATE
 /s/ James A. Mack                        President, Chief Executive Officer            March 22, 2001
----------------------                    Chairman of the Board
James A. Mack

 /s/ Douglas H. MacMillan                 Vice President -- Finance                     March 22, 2001
------------------------------            and Chief Financial Officer (Principal
Douglas H. MacMillan                      Financial Officer  and Accounting Officer)


 /s/ Cyril C. Baldwin                     Director                                      March 22, 2001
---------------------------------
Cyril C. Baldwin


 /s/ Rosina B. Dixon                      Director                                      March 22, 2001
-----------------------------
Rosina B. Dixon

/s/ George J.W. Goodman                   Director                                      March 22, 2001
-----------------------------
George J.W. Goodman

 /s/ Roy W. Haley                         Director                                      March 22, 2001
--------------------------------
Roy W. Haley

 /s/ Kathryn Rudie Harrigan, PHD          Director                                      March 22, 2001
--------------------------------
Kathryn Rudie Harrigan, PHD

 /s/ Leon J. Hendrix                      Director                                      March 22, 2001
--------------------------------
Leon J. Hendrix

 /s/ Ilan Kaufthal                         Director                                     March 22, 2001
------------------------------
Ilan Kaufthal

 /s/ William Korb                          Director                                     March 22, 2001
-----------------------------
William Korb

 /s/ Robert Lebuhn                         Director                                     March 22, 2001
------------------------------
Robert Lebuhn

 /s/ John R. Miller                        Director                                     March 22, 2001
-------------------------------
John R. Miller

                                  EXHIBIT INDEX


Exhibit No.                           Description
5                          Opinion of General Counsel of the Registrant as to
                           the legality of the Registrant's Common Stock.

23.1                       Consent of General Counsel of the Registrant
                           (included in the Opinion filed as Exhibit 5 hereto).

23.2 Consent of Pricewaterhouse Coopers L.L.P., independent auditors.

25 Power of Attorney (set forth on the signature page hereof).

99.1                       Cambrex Corporation 1998 Performance Stock Option
                           Plan.

99.2                       Cambrex Corporation 2000 Employee Performance Stock
                           Option Plan.